SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2002

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5.  Other Events

         Derma Sciences, Inc. (the “Registrant”) as of February 28, 2002 concluded subscription agreements with its President, Edward J. Quilty, together with 15 other individual and institutional investors for the sale of 1,300,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), at a price of $0.50 per share, for a total investment of $650,000.  Subscriptions totaling $595,000 have been funded.  The Purchase Agreements relative to the sale of the Common Stock provide, inter alia, that investors have a right to rescind their purchase of the Common Stock in the event the Registrant does not accomplish an acquisition (as defined in the Purchase Agreement) prior to July 1, 2002.  This right of rescission must be exercised, if at all, prior to August 1, 2002.  Presently, the Registrant has concluded that the subject acquisition is unlikely to occur.  Accordingly, the Registrant has recorded the proceeds of the sale of the Common Stock as “restricted cash” and “other current liabilities” on its balance sheet as of March 31, 2002.  These proceeds will be so recorded until the rescission rights relative to purchases of the Common Stock lapse.  To date, no investor has requested rescission of his/its investment.

         For further information concerning the Registrant’s accounting treatment of the proceeds of the subject offering, please refer to the Registrant’s Interim Report on Form 10-QSB for the quarter ended March 31, 2002 as filed with the Securities and Exchange Commission on May 15, 2002.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: June 4, 2002	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer

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